Page 1 DESIGN-BUILD AGREEMENT This Design-Build Agreement (“Agreement”) is entered into as of February 26, 2026 (“Effective Date”) by and between Base Electron, Inc., a Nevada corporation having offices at 3811 Turtle Creek Blvd., Suite 2100, Dallas, Texas 75219 (“Owner”) and The Babcock & Wilcox Company a Delaware corporation having offices at 1200 E. Market Street, Suite 650, Akron, OH 44305 (“Contractor”). Owner and Contractor are each referred to herein individually as a “Party” and collectively as the “Parties”. WHEREAS, Owner is developing a 1,200 MW generation facility (the “Facility”); and WHEREAS, Contractor is in the business of providing energy and emissions control solutions that can be utilized by Owner in the development of the Facility; and WHEREAS, Owner desires to purchase from Contractor, and Contractor desires to sell and provide to Owner its affiliates, goods and services in accordance with the provisions of this Agreement. NOW THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows: 1. Definitions and Interpretation. 1.1. Unless otherwise set forth in this Agreement, capitalized terms have the meanings set forth in the General Conditions attached hereto as Exhibit A. 2. Purchase and Sale of Equipment and Services. 2.1. The Agreement is comprised of this cover agreement together with the following Exhibits, and any other document incorporated by reference herein or therein (each, a “Contract Document”, and collectively, the “Agreement”): Exhibit A General Conditions Exhibit B Specifications Exhibit C The Site Exhibit D Rate-Based Charges Exhibit E Reimbursable Costs Exhibit F Fixed Fee Aspects of the Work Exhibit G Fixed Fee Payment Schedule Exhibit H LNTP Compensation Exhibit I Schedule Exhibit J Performance Guarantees and Testing 2.2. Subject to the provisions of this Agreement, Owner agrees to purchase from Contractor, and Contractor agrees to sell and provide to Owner, the goods (“Equipment”) and/or services

Page 2 (“Services”) generally comprised of the design, engineering, procurement, supply, delivery and installation of four (4) 300MWnet electrical generating units (each a “Unit (collectively, the “Work”) and as described more particularly in the specifications attached hereto as Exhibit B (the “Specifications”) at the premises described in Exhibit C (the “Site”) but excluding any items or activities identified in the Specifications as not being the responsibility of Contractor. Subject to the provisions of this Agreement, the Parties anticipate that the total consideration payable to Contractor for the full performance of the Work will be approximately $2,400,000,000. 3. Notices. 3.1. All Notices must be in writing and addressed to the Parties at the addresses set forth below or to such other address that may be designated by the receiving Party in writing. All Notices must be delivered by personal delivery, nationally recognized overnight courier (with all fees pre- paid) or certified or registered mail (return receipt requested, postage prepaid), in each case with a copy provided by email (unless returned as undeliverable). Except as otherwise provided in this Agreement, a Notice is effective only (a) upon receipt of the receiving Party, and (b) if the Party giving the Notice has complied with the requirements of this Article 3 (Notices). Notices to Owner Notices to Contractor Base Electron, Inc. 3811 Turtle Creek Blvd., Suite 2100 Dallas, Texas 75219 Attention: With a copy to: The Babcock & Wilcox Company 1200 East Market Street, Suite 650 Akron, OH 44305 ATTN: Brandy Johnson With copy to: Gregory L. Golub, Assistant General Counsel 4. Counterparts. 4.1. This Agreement may be executed in two or more counterparts (including electronically- transmitted counterparts), and upon delivery of such counterparts which together show the execution by the Parties, constitute one agreement which will inure to the benefit of and be binding upon the Parties. [Signature page follows]

Signature page to Design-Build Agreement IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the Effective Date. Base Electron, Inc. Signature: Name: (print or type) Title: The Babcock & Wilcox Company Signature: Name: (print or type) Title:

Page 1 General Conditions Exhibit A – General Conditions 1. Applicability. 1.1 These General Conditions form a part of the Agreement between Owner and Contractor into which they are incorporated by reference. Any modification to this Agreement is effective only when evidenced by a written instrument signed by authorized representatives of Owner and Contractor. Any Equipment, Services or Work provided by or on behalf of Contractor to Owner will be deemed to have been provided solely on the terms and conditions contained in this Agreement. 2. Scope of Work; Specifications; Technical Contact. 2.1 Pursuant and subject to the provisions of this Agreement, Contractor shall provide the Work as set forth in the Specifications. Contractor will furnish only that Equipment expressly included in the Specifications. The dimensions, drawings, typical illustrations, weights, materials, and details of construction included within the Specifications, while representing information available as of the Effective Date, may vary from that set forth during the development of the final design under the Agreement. 2.2 Owner hereby fully authorizes, and Contractor hereby agrees, to commence the Work promptly upon execution of this Agreement. In this regard, Contractor and Owner acknowledge that the engineering and procurement for all four (4) Units will be performed together, subject to modifications as required by the terms of this Agreement, and the installation and construction of each Unit will scheduled as necessary to achieve the applicable completion dates. [***] Contractor requires Owner’s prior written consent before making a material change to any Specifications. 2.3 Contractor shall designate and maintain one or more individuals to serve as its primary point of contact for day-to-day communications, consultation, and decision-making regarding the Work (each, a “Technical Contact”). The Technical Contact(s) shall be the sole contact(s) between Contractor and Owner in connection with day-to-day matters relating to the provision of Work and be responsible for communicating with and providing timely and accurate information and feedback to Owner. 3. Proprietary Information. 3.1 At all times prior to, during, and after performance of the Agreement, each Party shall maintain the confidentiality of any information obtained from the other Party or any of its parents, subsidiaries, affiliates, customers, and contractors, regardless of whether such information has been marked as “confidential” upon disclosure (“Proprietary Information”). Each Party understands and agrees that Proprietary Information incorporates knowledge and special techniques, among other things, in the arts and sciences which were developed, acquired or accumulated by a Party at its own time and expense. Proprietary Information includes this Agreement, as well as any documents, drawings and information provided to a receiving Party in connection with this Agreement. Proprietary Information excludes any information that the receiving Party can prove through documentary evidence (a) is or becomes available to the

Page 2 General Conditions general public through no wrongful act of the receiving Party; (b) is disclosed to the receiving Party from a third party without restriction and that is under no obligation of confidentiality owing to the disclosing Party; or (d) is independently developed by the receiving Party without reference to any Proprietary Information. 3.2 The receiving Party may retain and use the Proprietary Information and may make copies thereof solely as necessary for Contractor’s performance hereunder and for Owner's internal use in connection with the operation, maintenance and repair of the Equipment or incorporation of any Services. The receiving Party agrees to maintain the confidentiality of the Proprietary Information by not disclosing the Proprietary Information to any third party without the disclosing Party’s prior, written consent; provided, however, that no consent shall be required (a) for Owner to disclose Contractor’s Proprietary Information to its affiliates, lenders, equity investors, rating agencies, operators, and their respective advisors, or (b) for Contractor to disclose Owner’s Proprietary Information to Contractor’s affiliates and their respective lenders, insurers, subcontractors and their respective advisors, provided that in each case such parties are bound by confidentiality obligations no less restrictive than those herein. The receiving Party is responsible for the use and disclosure of Proprietary Information resulting from its disclosure to any other person to the same extent that the receiving Party is responsible for its own use and disclosure of Proprietary Information. 3.3 Any and all intellectual property rights in, to, or arising out or relating to, the Equipment, Services, or the Proprietary Information are, and shall remain, the sole and exclusive property of Contractor. Owner shall not acquire any ownership interest in any such intellectual property rights under this Agreement. On the condition that Owner and any person to whom it has disclosed Proprietary Information maintain the confidentiality of the Proprietary Information as described above, Contractor grants to Owner a paid-up, nonexclusive, nontransferable, indefinite term license, without the right to sublicense, to use the Proprietary Information solely for the purpose of operating, maintaining, or repairing the Equipment and for no other purpose. The license granted in the preceding sentence shall terminate upon Owner's disclosure of any Proprietary Information to any person without Contractor's prior, written consent. 3.4 Upon termination of this Agreement for a Contractor Event of Default (as hereinafter defined), including any exercise of Step-In Rights (as hereinafter defined) in connection with such termination, Contractor grants to Owner and the Step-In Parties (as hereinafter defined) a non‑exclusive, irrevocable, royalty‑free license to Contractor’s intellectual property, drawings, specifications and technical information to the extent necessary for solely for the purpose of completing those obligations of Contractor that were terminated due to the Contractor Event of Default. The license granted herein may be sublicensed to the other contractors of Owner or the Step-In Parties, subject in any event to the restriction on use and disclosure of Proprietary Information in this Article 3, and shall survive termination or expiration of this Agreement and shall not be subject to revocation so long as Owner is not in material breach of its payment obligations for Work performed.

Page 3 General Conditions 3.5 Notwithstanding the provisions of Article 33 (Governing Law; Disputes), either party is entitled to injunctive relief in any court of competent jurisdiction to prevent or stop any threatened or actual violation of this Article 3 (Proprietary Information). If Proprietary Information is sought pursuant to a subpoena or other legal process, the affected Party will promptly notify the other Party and shall give the other Party the opportunity to contest such subpoena or other legal process. The obligations of confidentiality in this Article 3 shall survive for five (5) years following expiration or termination, except for trade secrets which shall survive so long as such information remains a trade secret under applicable law, and such obligations of confidentiality are in addition to, and not in lieu of, any separate confidentiality agreement entered into by the Parties. 4. Drawings. 4.1 Owner shall furnish Contractor with all information, instrumentation, and drawings that Contractor may require for execution of the Work. Contractor shall furnish Owner the general arrangement drawings as are necessary for the Work, including, without limitation, as-built drawings, start-up commissioning procedures, operating procedures and other materials reasonably needed for Owner to own and operate the Units (“Work Information”). In no event is Contractor obligated to furnish Owner with “shop” or “detail” drawings. 5. Price and Payment. 5.1 Contractor’s compensation for the performance of the Work (the “Compensation”) is comprised of: 5.1.1 charges for Work performed on the basis of rates stated in Exhibit D (“Rate-Based Charges”), plus 5.1.2 the costs incurred by Contractor in performing the Work set forth in Exhibit E (“Reimbursable Costs”), plus 5.1.3 a markup (a) on all Rate-Based Charges in the amount set forth in Exhibit D, and (b) on all Reimbursable Costs in the amount set forth in Exhibit E, in each case unless another markup is expressly set forth in this Agreement (the “Markup”, and together with the Rate-Based Charges and the Reimbursable Costs, the “Variable Charges”), plus 5.1.4 a fixed fee in the amount of $434,806,756, as may be adjusted in accordance with the General Conditions (“Fixed Fee”) as compensation for aspects of the Work described in Exhibit F. 5.2 “Contract Price” means, at any given time, the total aggregate amount payable by Owner to Contractor for the full performance of the Work under this Agreement, consisting of (a) all Variable Charges, (b) the Fixed Fee, and (c) any other amounts payable under this Agreement, as adjusted by approved Change Orders. Contractor will exercise commercial reasonable efforts to manage the performance of Work such that the Contract Price for the full performance of the Work will not exceed $2,400,000,000.

Page 4 General Conditions 5.3 The Parties may agree on a case-by-case basis for certain aspects of the Work to be performed on a fixed-price basis. No such agreement is effective unless memorialized as an amendment to this Agreement signed by the Parties, and either Party may, in its sole discretion, decline to enter into any such agreement. Unless otherwise set forth in such amendment, any amounts payable on a fixed-price basis will be considered part of the Fixed Fee. 5.4 [***] Contractor may issue an invoice each month for its reasonable, good-faith estimate of the Variable Charges associated with Work performed up through and including the preceding month (the “Variable Charge Estimate”). The invoice shall also detail the actual Variable Charges associated with the immediately preceding Variable Charge Estimate, and difference between the actual Variable Charges and the Variable Charge Estimate (a) if positive, will be added as a positive adjustment Contractor’s invoice, or (b) if negative, will be subtracted as a negative adjustment to Contractor’s invoice. If the invoice, as adjusted, is for a negative amount, such amount shall be carried over as a credit against the Contractor’s next invoice. If Contractor’s final invoice is for a negative amount, such amount will be refunded to Owner within [***] after the date of such invoice. Contractor may issue invoices for the Fixed Fee according to the Fixed Fee Payment Schedule set forth as Exhibit G. 5.5 Owner shall pay invoiced amounts that are due and owing within [***] from the receipt of an invoice by Owner. Contractor will submit a waiver of liens with each invoice conditioned upon receipt of payment. 5.6 Where a payment milestone is achieved upon shipment of Equipment, any such milestone is defined as the date of Contractor is ready to ship on that date or if shipment is delayed because of an Owner-caused delay, any such milestone is defined as the date Contractor would have been ready to ship but for such delay. 5.7 The Parties acknowledge that a certain Limited Notice to Proceed to was entered into and effective as of November 4, 2025 (the “LNTP”) under which certain preliminary activities were performed in exchange for compensation all as set forth therein. (as defined in the LNTP). The Parties understand an agree that all work performed under the LNTP is considered part of the Work and is deemed to have been performed under and are subject to the terms of this Agreement, and this Agreement supersedes and replaces the LNTP in its entirety. For the avoidance of doubt, the Parties further agree that the compensation paid to Contractor under the LNTP shall be credited toward the Fixed Fee payable to Contractor under this Agreement as provided in Exhibit H. 5.8 The amounts payable by Owner are exclusive of collection charges. All late payments, including disputed payments resolved in Contractor’s favor, will bear interest at the lesser of the rate of [***] or the highest rate permissible under applicable law, calculated daily and compounded monthly. [***] In the event of a termination or suspension by Contractor under this Section 5.8, the rights and responsibilities of the Parties will be the same as if Owner terminated or suspended Contractor’s performance of the Work for Owner’s convenience. 5.9 Owner shall notify Contractor in writing of a dispute with any line items on or portions of an invoice (along with a reasonably detailed description of the dispute) within [***] after the

Page 5 General Conditions Owner’s receipt of such invoice, provided that Owner may only do so in good faith. Invoices for which no such timely notification is received shall be deemed accepted by the Buyer as true and correct, and the Buyer shall pay all amounts due under such invoices within the period set forth herein. The Parties shall seek to resolve all such disputes expeditiously and in good faith. [***] Notwithstanding anything to the contrary, but provided that Owner has satisfied its obligations with respect to the Contingent Payment, each Party shall continue performing its obligations under this Agreement during any such dispute, including, without limitation, payment by the Buyer of all undisputed amounts due and payable hereunder. 5.10 Upon request, and no more than annually, Owner, its lender associated with the Site, or their respective representatives (the “Auditing Party”) may at their own expense audit and copy from Contractor’s books, records, and other documents (including applicable supporting orders and invoices) that support in detail and by category the monthly fees and costs invoiced to Owner hereunder based on Rate-Based Charges and Reimbursable Costs. Owner agrees that any third-party representative must be mutually agreed upon to serve as an Auditing Party. If any audit hereunder reveals an overpayment by Owner of any amount due under this Agreement, then such overpayment shall be carried over as a credit against the Contractor’s next invoice in the amount of the overpayment, as applicable. If there are no further invoices that will be issued or if the overpayment is more than the amount on remaining invoices, such overpayment will be refunded to Owner within forty-five (45) days. [***] No portion of the Fixed Fee or other elements of the Compensation charged on a fixed price basis are subject to audit nor are the bases of any stated rates or the Markup. 5.11 Contractor shall monitor all costs and expenses hereunder and submit to Owner on a periodic basis a report on the status of the Work and the then-current total aggregate costs and fees associated with the Compensation, together with such additional reports as Owner may reasonably require. 6. Schedule and Delay Liquidated Damages. 6.1 Contractor shall commence and proceed to perform the Work upon execution of the Agreement and shall perform and complete the work in accordance with the schedule attached hereto as Exhibit I (the “Schedule”). 6.2 “Commercial Operation Readiness” or “COR” means the Work for the relevant Unit is complete such that the Unit can be safely operated for the purpose of generating electricity. 6.3 Contractor guarantees that it shall cause a Unit to achieve COR by the guaranteed date for COR for such Unit set forth in the Schedule (the “Guaranteed COR Date”). Should a Unit fail to achieve COR by the Guaranteed COR Date for reasons attributable to Contractor and after giving effect to extensions of time herein provided, if any, then, in that event and in view of the difficulty of estimating with exactness damages caused by such delay, Owner may deduct from and retain out of the Fixed Fee such moneys which may be then due, or which may become due and payable to Contractor, [***] for each day that COR is delayed beyond the Guaranteed COR Date, as liquidated damages and not as a penalty (the “Delay LDs”); provided however, that no Delay LDs are due if COR is achieved within thirty (30) days after the

Page 6 General Conditions Guaranteed COR Date. If the amount of Compensation due and to become due from Owner to Contractor is insufficient to pay in full any such Delay LDs, Contractor shall pay to Owner the amount of Delay LDs necessary to effect such payment in full within forty-five (45) days. 6.4 Delay LDs are not due and payable if Owner would not have been able to generate revenue as of the Guaranteed COR Date due to Owner’s failure to complete any activities identified in this Agreement as the responsibility of Owner. 6.5 Contractor’s maximum, aggregate liability for the payment of Delay LDs for each Unit will in no event exceed [***]. Payment of Delay LDs constitutes the sole and exclusive liability of Contractor, and the sole and exclusive damages recoverable by Owner for delays by Contractor in the performance of the Work; provided, however, that the foregoing limitations shall not apply to delays arising from Contractor’s gross negligence, willful misconduct, or abandonment of the Work. 7. Performance Guarantees. 7.1 The only Performance Guarantees made by Contractor in this Agreement are those set forth in Exhibit J and are subject to all the conditions and testing requirements set forth therein (“Performance Guarantees”). All other performance data, descriptions or data sheets furnished herein or provided to Owner are predictions set forth only for Owner’s information and convenience and will not be construed as guarantees of performance or obligations of Contractor. 7.2 Achievement of the Performance Tests will be determined according to the formal guarantee testing set forth in Exhibit J (“Performance Tests”). Prior to the Performance Tests, and within thirty (30) days after COR, Owner shall make the Equipment available to Contractor for preliminary testing and tuning. Upon Contractor’s completion of preliminary testing and tuning, Contractor shall notify Owner that the Equipment is ready for the Performance Tests. Owner shall then commence or allow commencement of Performance Tests within thirty (30) days after receipt of such notice. If the Performance Tests are to be conducted by Owner, then Owner shall thereafter give Contractor at least fifteen (15) days’ notice of the date or dates on which the Performance Tests will occur. 7.3 If the Equipment does not satisfy a Performance Guarantee for which the remedy is identified as corrective action or words of similar effect (a “Make-Right Guarantee”) as a result of defects or deficiencies in the Work or the Equipment or for causes otherwise attributable to the Contractor, or if Contractor has informed Owner prior to conducting or completion of a Performance Test that the Equipment will not achieve a Make-Right Guarantee, Contractor shall promptly and at its sole cost and expense and in such fashion as to avoid unreasonable disruption to Owner’s operations, make such changes, modifications, repairs, replacements and/or additions to the Equipment or any part thereof necessary to correct the failure, and any relevant Performance Test will be repeated. The foregoing process will be repeated until the Make-Right Guarantee is achieved. The rights and obligations of the Parties associated with such corrective action will be the same as if such corrective action were made under the Equipment warranty provided elsewhere herein, and Owner shall provide Contractor with

Page 7 General Conditions reasonable access to the Equipment and adequate working space to make whatever corrections or adjustments Contractor may deem necessary. 7.4 If the Equipment does not satisfy a Performance Guarantee for which the remedy is identified as payment of liquidated damages (“LD Guarantee”) as a result of defects or deficiencies in the Equipment or the Work or for causes otherwise attributable to the Contractor, or if Contractor has informed Owner prior to conducting the Performance Tests that the Equipment will not achieve an LD Guarantee, Contractor shall pay Owner liquidated damages as set forth in Exhibit J (“Performance LDs”). 7.5 The Parties agree that it would be difficult, if not impossible to precisely determine Owner’s damages in the event the Equipment fails to satisfy the LD Guarantees and that such Performance LDs are a reasonable pre-estimate of the actual damages Owner would sustain and not a penalty. Notwithstanding the foregoing, Contractor may, at Contractor’s option and prior to payment of any Performance LDs, elect to make or attempt to make such changes, modifications, repairs, replacements and/or additions to the Equipment or any part thereof as Contractor deems necessary to correct the failure, and any relevant Performance Test will be repeated. The foregoing process will be repeated until Contractor elects not to pursue further corrective measures. The rights and obligations of the Parties associated with such corrective action will be the same as if such corrective action were made under the Equipment warranty provided elsewhere herein, and Owner shall provide Contractor with unobstructed access to the Equipment and adequate working space to make whatever corrections or adjustments Contractor may deem necessary. Contractor’s liability for Performance LDs will be determined based on the latest result of the applicable Performance Test. 7.6 Contractor’s maximum, aggregate liability associated with failure to achieve the Performance Guarantees will in no event exceed [***]. Owner agrees that corrective action and/or the payment of liquidated damages set forth above constitutes the sole and exclusive liability of Contractor and the sole exclusive remedy of Owner for failure of the Equipment to meet Performance Guarantees. Notwithstanding the foregoing, the limitations on remedies in this Section 7.6 are without prejudice to Contractor’s warranty obligations under Article 11. 7.7 The Equipment will be considered as accepted and all Performance Guarantees will be deemed fully achieved after Performance Tests show that the Performance Guarantees have been fulfilled. If the preliminary testing, tuning, or the Performance Tests are not conducted within the time periods specified herein or, in any event, within [***] after delivery of the Equipment, then the Equipment shall be deemed to have achieved the Performance Guarantees and be considered accepted; provided, however, that no such deemed achievement or acceptance shall occur to the extent such preliminary testing, tuning or the Performance Tests were delayed or not performed due to Contractor‑caused delay, design deficiencies, Equipment malfunction, Contractor’s failure to achieve test readiness, or Contractor’s failure to timely notify Owner that the Equipment was ready for testing; and provided further that deemed acceptance shall not apply where preliminary testing, tuning or the Performance Tests were delayed or not

Page 8 General Conditions performed due to recurring operational deficiencies or performance failures reasonably attributable to Contractor. 7.8 INSOMUCH AS OPERATION OF THE EQUIPMENT SUPPLIED BY CONTRACTOR WILL BE WITHIN THE CONTROL OF OWNER, AND CONTRACTOR HAS EXCLUSIVELY SET OUT HEREIN ITS GUARANTEES, NO GUARANTEE, WARRANTY, OR REPRESENTATION IS MADE OR IMPLIED THAT THE OPERATION BY OWNER OF EQUIPMENT SUPPLIED HEREUNDER WILL COMPLY WITH FEDERAL, STATE, OR LOCAL LAWS OR REGULATIONS GOVERNING ENVIRONMENTAL IMPACT. 7.9 FURTHER, CONTRACTOR AND OWNER AGREE THAT IN CONSIDERATION OF CONTRACTOR’S EXPRESS PERFORMANCE GUARANTEES, ALL OTHER PERFORMANCE GUARANTEES EITHER EXPRESSED OR IMPLIED WHETHER ARISING UNDER LAW OR EQUITY, INCLUDING WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE ARE EXCLUDED FROM THIS AGREEMENT. 8. Taxes. 8.1 The Compensation includes all federal, state, and local taxes levied on wages and salaries of employees payable directly by Contractor by law. The Compensation excludes any present or future federal, state, municipal or other sales or use tax with respect to the Equipment or Services, of any other present or future excise tax upon or measured by the gross receipts from this transaction or any allocated portion thereof or by the gross value of the Equipment or Services and of any present or future property tax or other similar charge with respect to the Equipment or Services. If Contractor is required by applicable law or regulation to pay or collect any such tax or taxes on account of this transaction or the Equipment or Services, then Owner shall pay such amount of tax as Reimbursable Costs; provided however, that no Markup is applicable to such taxes. 9. Shipping and Transportation. 9.1 Contractor is not responsible for any damage or delay resulting from Contractor’s compliance with Owner’s direction to utilize a specific carrier or route. Any present or future tariffs or duties levied by any governmental authority are Reimbursable Costs; provided however, that no Markup is applicable to such tariffs or duties. 9.2 Contractor shall pass through to Owner only the actual, verifiable amounts of any tariffs, duties, import or export fees, or similar governmental charges that are directly imposed on, and solely attributable to the Work hereunder (collectively, “Tariff Amounts”). 9.3 Contractor shall provide Owner with reasonable supporting documentation sufficient for Owner to verify the accuracy, legitimacy, and applicability of such Tariff Amounts, including, as applicable, copies of government-issued tariff schedules, official notices, customs entries, broker invoices, government assessments, receipts, and proof of payment. Such documentation shall clearly identify the specific Tariff Amounts charged, the governmental authority imposing

Page 9 General Conditions such amounts, the applicable rate or schedule, the underlying transaction or shipment, and the method of calculation. 10. Force Majeure. 10.1 Contractor is not liable for any expense, loss damage or delay resulting from [***] or from any other cause whatsoever, whether similar or dissimilar to those enumerated above, beyond the reasonable control of Contractor (“Force Majeure”). The Fixed Fee and Schedule will be adjusted to account for any impact to Contractor’s costs through an Amendment executed by the Parties, Schedule or performance if the same are adversely affected by Force Majeure. [***] Contractor shall resume the performance of its obligations as soon as reasonably practicable after the removal of the Force Majeure. 10.2 Should fabrication, field services, or shipment of Equipment be delayed or postponed due to Force Majeure, Contractor shall, if requested by Owner, arrange for storage of Equipment and shall protect the Equipment against damage from the elements or other causes. 10.3 Owner shall pay all reasonable and documented costs [***], to Contractor on a monthly basis after commencement of the Force Majeure event for storage, maintenance, standby, de- mobilization and re-mobilization and all other reasonable, documented costs that Contractor incurs in connection with the Force Majeure event. 11. Warranty. 11.1 Contractor warrants that the Equipment is free from defects in workmanship and materials and that the Unit will not achieve availability materially below industry-standard levels for similar facilities due to design-related deficiencies. For each Unit, this warranty has effect for a period ending on [***]. If the Equipment does not conform to the foregoing warranty, and provided that Owner promptly notifies Contractor within the warranty period, Contractor shall, at its option, modify, adjust, repair or replace (FCA place of manufacture) the nonconforming Equipment. Contractor shall, upon Owner’s request and to the extent assignable, pass through to Owner all warranties from Equipment manufacturers, distributors and / or subcontractors. 11.2 The foregoing warranty does not cover the effects of normal wear and tear (including the normal effects of abrasion, erosion and corrosion), deterioration or abuse of the Equipment; or the effects of improper storage by Owner; or operation or maintenance not in accordance with Contractor’s instructions, or other conditions of service specified herein. Contractor is not responsible for Equipment or parts furnished by others or repairs or work done by others unless the Equipment or parts are specifically ordered by Contractor. 11.3 If Contractor cannot or does not promptly commence and thereafter diligently pursue implementation of the remedy set forth in this Article 11 after written notice of such nonconformance is received by Contractor, then Owner, after written notice to Contractor, may have Contractor’s obligations fulfilled by others, and Contractor shall reimburse Owner for the reasonable cost thereof. Owner shall provide documentation necessary to substantiate such costs.

Page 10 General Conditions 11.4 Contractor warrants for a period ending [***] that the services relating to the Work are performed in a professional manner consistent with Contractor’s standards. If the services relating to the Work do not conform to the foregoing warranty and provided that Owner promptly notifies Contractor within the warranty period, Contractor shall reperform the services relating to the Work at Contractor’s expense. 11.5 Other than Work Information, any and all technical information, recommendations, and/or reports that may be furnished or provided by Contractor to Owner in the course of or as part of the Agreement are furnished or provided AS IS and do not purport to set forth all discrepancies or hazards nor indicate other discrepancies or hazards do not exist. CONTRACTOR ASSUMES NO LIABILITY WITH RESPECT TO THE USE OF, OR FOR DAMAGES RESULTING FROM THE USE OF, ANY INFORMATION, METHOD, OR PROCESS DISCLOSED IN ANY INFORMATION, RECOMMENDATION OR REPORT ISSUED UNDER THE AGREEMENT. 11.6 The sole liability of Contractor and the exclusive remedies of Owner arising out of the manufacture, sale, furnishing or use of the Equipment or performance of Services hereunder or any rejection thereof, whether arising under contract, tort (including negligence), strict liability, or otherwise, are the remedies as set forth in this Article 11 (Warranty). IN CONSIDERATION OF THE ABOVE EXPRESS WARRANTY, ALL OTHER WARRANTIES AND GUARANTEES, OTHER THAN TITLE, EITHER EXPRESSED OR IMPLIED, WHETHER ARISING UNDER LAW OR EQUITY OR CUSTOM OF THE TRADE, INCLUDING WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, ARE EXCLUDED. 12. Title and Risk of Loss. 12.1 A security interest in each item of Equipment delivered hereunder is hereby reserved in Contractor until full payment for such item has been made. Provided that Owner is not in default of its payment obligations, title to the Equipment passes to Owner upon delivery. 12.2 Risk of loss of or damage to the Equipment will pass to the Owner upon delivery. From the date that risk of loss of or damage to the Equipment passes to the Owner as provided above, the Owner, by insurance or otherwise, assumes the complete risk of loss of or damage to the Equipment no matter how caused and shall hold Contractor harmless from any such liability. 13. Inspections. 13.1 The Owner or Owner’s representative may inspect, or provide for inspection, at the place of manufacture. Owner’s inspector shall be deemed the agent of Owner with authority to waive specified tests and details of test procedure and to accept products as conforming to this Agreement with respect to all characteristics of such products for which such inspection is made. Any inspection must be conducted so as not to interfere unreasonably with the manufacturer’s operations. 14. Operation of Equipment.

Page 11 General Conditions 14.1 Contractor’s personnel are authorized only to advise and consult with the Owner and are not licensed or authorized to operate Owner’s equipment. All operation of the Equipment or Owner’s other equipment, including during testing, must be performed by, under the control of, and at the expense of the Owner. 15. Technical Interchanges. 15.1 During the performance of this Agreement, whether or not required by the Agreement specifications or requested orally or in writing by the Owner, Contractor may: (a) review and/or comment on information, drawings, data or specifications developed by the Owner; (b) provide technical information or make recommendations relative to the overall project though not directly required to permit completion of Contractor’s scope of supply hereunder; or (c) predict, approximate or advise the suitability of changes in conditions or alternate operating modes relative to the equipment supplied hereunder (collectively, “Technical Interchanges”). In any such event, any such Technical Interchanges are provided by Contractor for Owner’s information and convenience only. In no event will Contractor be liable, whether arising under contract (including failure of essential purpose of any remedy), warranty, tort (including negligence), indemnity, strict liability or any other form of or cause of action whatsoever, for any loss or damage with respect to use of or damages resulting from the use of any such Technical Interchanges. For the avoidance of doubt, Work Information is not deemed to be Technical Interchanges. 16. Termination. 16.1 [***] 16.2 Each of the following is a “Seller Event of Default”: 16.2.1 Contractor abandons the Work and does not resume the Work within fourteen (14) days after Contractor’s receipt of notice from Owner of a Seller Event of Default regarding the same. 16.2.2 Contractor commences a bankruptcy proceeding and does not file a motion within thirty (30) days thereafter to assume this Agreement as an executory contract or such motion is subsequently denied or withdrawn. 16.2.3 Contractor fails to achieve COR for a Unit by the Guaranteed COR Date and has exhausted Contractor’s limitation of liability for the payment of Delay LDs for such delay. 16.2.4 Contractor has failed in any material respect to comply with any other material obligation under this Agreement and has not, within fourteen (14) days after Contractor’s receipt of notice from Owner of a Seller Event of Default regarding the same, commenced to cure such failure and thereafter diligently performed such cure. 16.3 Upon the occurrence of a Contractor Event of Default, Owner may, upon written notice, terminate all or a portion of Contractor’s performance of the Work and cause such obligations of Contractor to be performed by Owner or its other contractors. In such event, without

Page 12 General Conditions prejudice to Owner’s right under Section 3.4, Contractor shall reasonably cooperate with Owner and its other Contractors, provide access to the Site and the Equipment. Any reasonable costs incurred by Owner in exercising these rights in excess of the Compensation that would have been payable to Contractor for the full performance of the terminated Work shall be offset against amounts otherwise payable to Contractor. The foregoing is the exclusive liability of Contractor and exclusive remedy of Owner upon the occurrence of a Contractor Event of Default. 17. Suspension. 17.1 [***] 17.2 If Owner suspends Contractor’s performance of the Work, then Owner shall pay Contractor for the following: 17.2.1 All Work performed through the date of suspension. 17.2.2 Storage, maintenance, standby, de-mobilization and all other reasonable and documented costs that Contractor incurs in connection with the suspension. Contractor may invoice Owner for these charges monthly after commencement of the suspension. 17.3 Prior to resumption of the Work, the Fixed Fee and Schedule for the remainder of the work must be adjusted by execution of a written amendment by the Parties to account for any re- mobilization and other impacts to Contractor’s costs, Schedule or performance resulting from the suspension. 17.4 If Contractor’s performance is suspended in the aggregate by more than one hundred eighty (180) days, Contractor may terminate its performance under the Agreement, and rights and responsibilities of the Parties will be the same as if the Contractor’s performance was terminated by Owner for its convenience under Article 16 (Termination). 18. Indemnity. 18.1 Contractor is responsible for, and shall indemnify and hold Owner harmless from any loss by reason of liability imposed upon Owner for: 18.1.1 Bodily injuries, including death, sustained by any person or persons, and damage to or destruction of third-party property occurring while employees of Contractor or its subcontractors are working on the Site to the extent due to any negligent act or omission of Contractor or of its employees, or of its subcontractors, or of such subcontractors’ employees in connection with the performance of such work; and 18.1.2 Claims that any individual piece of Equipment designed by Contractor and furnished hereunder constitutes direct infringement of any patent of the United States granted prior to the Effective Date. In the event such Equipment is found to constitute infringement and use thereof is enjoined, Contractor shall, at Contractor’s option, either procure for Owner to continue use of the Equipment at no additional cost to Owner, modify the Equipment such that it no longer constitutes infringement or replace the Equipment with substantially equivalent, non-infringing goods. The foregoing

Page 13 General Conditions obligations of Contractor do not apply to the extent a claim of infringement results from Contractor’s compliance with Owner’s written instructions specifying a particular design or arrangement of the Equipment or manner of performance of the work. The foregoing sets forth the entire liability of Contractor for claims of infringement. 18.2 Contractor shall defend at its expense the persons to be indemnified above from any such claims, damages, losses and expenses for which Contractor is required to provide indemnification 19. Insurance. 19.1 Contractor shall provide and maintain the following forms of insurance through the end of the warranty period: 19.1.1 Statutory workers’ compensation; 19.1.2 General liability in the amount of [***] each claim and in the aggregate; 19.1.3 Automobile liability in the amount of [***] each accident; and 19.1.4 Commercial Umbrella Liability in the amount of [***]. 19.2 A certificate evidencing that the above insurance is in force will be forwarded to the Owner upon written request prior to commencement of work. 19.3 Owner shall be named as Additional Insured on a Primary and Non-Contributory basis as respects General Liability and Auto policies, but only to the extent of any contractual indemnity obligations expressly assumed by Contractor in the Agreement. Owner agrees that Owner’s rights as an additional insured are not intended to and shall not derogate from the division of risk and indemnity obligations set out under this Agreement. All claims brought under insurance provided by Contractor shall be handled exclusively through Contractor or its designated representative. Such additional insured will not be covered under or entitled to assert claim against Contractor insurance with respect to liabilities and losses that result from the negligence of the additional insured or with respect to liabilities and losses that are assumed by the additional insured under this Agreement. Contractor shall cause rights of subrogation to be waived in favor of Owner under the workers compensation, general liability and automobile liability insurance required to be maintained by Contractor hereunder, but only to the extent of any contractual indemnity obligations expressly assumed by Contractor in the Agreement. Contractor shall endeavor to ensure that Owner is provided at least thirty (30) days’ notice of cancellation or material change to any of the policies of insurance required hereunder. 20. Performance Security. [***] 21. Liability.

Page 14 General Conditions 21.1 In no event are Contractor or its affiliates or their respective subcontractors of any tier (collectively, “Contractor Group”) liable for loss of anticipated profits, loss by reason of plant or other facility shutdown, non-operation or increased expense of operation, service interruption, cost of purchased or replacement power, claims of Owner’s customers, subcontractors, vendors or suppliers, cost of money, loss of use of capital or revenue, fines or penalties assessed or levied by any governmental agency based on the operation, non-operation, or use of the equipment or for any special, incidental or consequential loss or damage of any nature, whether similar or dissimilar to those enumerated above, arising at any time or from any cause whatsoever. 21.2 The total cumulative liability of Contractor for all liquidated damages associated with a Unit under this Agreement will in no event exceed [***]. 21.3 The total cumulative liability of Contractor Group arising under or in connection with this Agreement will in no event exceed [***]. The foregoing limitation shall not apply with respect to Contractor’s liability (i) to indemnify Owner for claims of third parties under Article 18; (ii) arising from Contractor’s willful misconduct; and (iii) for fines and penalties asserted by governmental authorities for Contractor’s violation of Laws. 21.4 Except as to warranty of title to any Equipment, all Contractor liability will terminate upon the expiration of the warranty period; provided however, that Owner may enforce a claim of such liability by an action timely commenced in a court of competent jurisdiction in accordance with the applicable statute of limitations and/or statute of repose. 21.5 This Article 0 (Liability) applies notwithstanding any other provisions of this Agreement and regardless of whether a claim or liability arises arising out of contract (including the failure of essential purpose of any remedy), warranty, tort (including negligence), indemnity, strict liability, or any other cause of or form of action whatsoever and will survive any completion, expiration or termination of this Agreement. 22. Changes. 22.1 Owner may at any time request changes or additions to the Equipment or Services (each, a “Change”). No such Change will be effective unless and until the scope of such change together with any corresponding change to the Fixed Fee, delivery date or other provisions of this Agreement have been agreed upon in writing by the Parties (such agreement, a “Change Order”). 22.2 The Fixed Fee and Schedule, including the Guaranteed COR Date, will be adjusted to account for any impact to Contractor’s costs, Schedule or performance if Contractor reasonably believes the same are adversely affected by Change in Law, or investigating and responding to claims for which Contractor is not liable under this Agreement or the discovery of conditions at the Site differing from conditions specifically identified in the contract documents (each an “Excusable Event”). Upon the occurrence of an Excusable Event, Contractor shall request a Change, and the Parties shall proceed in accordance with Article 22 (Changes); provided however, that the execution of the Change Order is not a condition precedent to Contractor’s

Page 15 General Conditions right to adjustment as set forth in this Section 22.2; and provided further, that if the Parties cannot reach agreement as to such Change Order, the Parties may submit the matter to dispute resolution in accordance with this Agreement. “Change in Law” means any change in regulation, procedure, legislation, governing rules, taxation (whether new or an increase in an existing tax, duty or tariff or other charge of any nature) or change in the enforcement practices of any of the foregoing by any federal, state, or local governmental authority or quasi- governmental authority. 23. Variations and Practices. 23.1 Unless otherwise agreed upon in writing, all Equipment will be furnished subject to Contractor standard manufacturing variations and practices. 23.2 Contractor may require substitution of materials or components to meet the Schedule or minimize delays. Should such substitution be required, either from domestic or international sources, Contractor will notify Owner, and Owner will have the option to either pay the additional cost of such substitute materials or components, if any, or accept a Schedule extension. 23.3 Contractor reserves the right to obtain portions of the Equipment to be furnished hereunder from sources outside of the United States of America. To the extent practicable, such Equipment will be obtained from Contractor’s international affiliated companies. In any event, all such Equipment shall be supplied in accordance with Contractor’s requirements hereunder and shall be fully warranted by Contractor to the Owner in accordance with the warranty provisions of this Agreement. 24. Workday. 24.1 The hours of work and shifts shall be a standard work week for the area in which the work is performed. Any hours to be worked in excess of that indicated above shall be considered overtime and shall not be performed without a written order from the Owner. 25. Permits. Contractor shall obtain all permits, licenses and other necessary authorizations or permissions under applicable laws, rules, regulations, ordinances, or orders of any governmental authority (“Laws”) to be in Contractor’s name for the Contractor’s performance of the Work. If a permit or approval is required to be obtained under any Laws to purchase, install, operate, maintain or test the Equipment, or for any plans or specifications in connection therewith, the Owner is responsible for securing all such permits and approvals from the proper authorities and for any required fees. If any changes to the Equipment are required for Owner to obtain such permits or approvals, then Owner shall request a Change, and the Parties shall proceed in accordance with Article 22 (Changes). 26. Codes and Regulations. 26.1 The pressure parts furnished under this Agreement will be designed and fabricated in accordance with all applicable industry standards, including without limitation the applicable sections of the Boiler and Pressure Vessel Code of the American Society of Mechanical

Page 16 General Conditions Engineers including all published addenda and interpretations thereto in effect as of the Effective Date. 26.2 The balance of the Equipment furnished under the Agreement will be designed and constructed in accordance with all applicable industry standards, including without limitation the current editions of the following listing in effect as of the Effective Date and where applicable to the scope of Equipment: 26.2.1 American Society for Testing Materials (ASTM) 26.2.2 American Institute of Steel Construction (AISC) 26.2.3 American National Standards Institute (ANSI) 26.2.4 Steel Structure Painting Council (SSPC) 26.2.5 National Fire Protection Association (NFPA) 26.2.6 ISO-9000 26.3 The Equipment will conform to the requirements of the Occupational Safety and Health Act (“OSHA”) in effect as of the Effective Date, except with respect to noise levels and floor hole openings. 26.4 [***] any noise level data submitted by Contractor for Owner’s information and convenience only and will not be construed as a warranty or guarantee that the equipment or any component thereof will, in service, comply with any noise level rules and regulations including those of OSHA and the Walsh-Healey Act. Contractor will cooperate with Owner and its engineers in the Equipment design stage in efforts to achieve compliance with noise level rules and regulations; provided however, that should any requirement for rearrangement of Equipment will be considered a Change, and the Parties shall proceed in accordance with Article 22 (Changes). 26.5 Contractor shall perform the Work in compliance with all applicable Laws in effect as of the Effective Date, except to the extent compliance is expressly allocated to Owner under this Agreement. Contractor shall promptly notify Owner of any known non‑compliance that could reasonably be expected to materially affect the Work or Schedule. 27. Assignment. 27.1 Neither Contractor nor Owner may assign all or any part of this Agreement without the prior written consent of the other Party (such consent not to be unreasonably withheld, conditioned, or delayed), except as expressly provided below. Notwithstanding the foregoing: 27.1.1 Either Party may, without the consent of the other Party, assign this Agreement to a successor by way of merger, consolidation, or the acquisition of substantially all of the assets of the assigning Party. 27.1.2 Owner may, without the consent of Contractor, assign all or any part of this Agreement to (a) any affiliate of Owner, (b) any special purpose entity formed by or on behalf of

Page 17 General Conditions Owner or its affiliates in connection with the Site and the Work, or (c) any lender, investor, or financing party (or agent thereof) providing debt or equity financing for the Project, including by way of collateral assignment; provided that (i) Owner provides Contractor with prior written notice of such assignment, (ii) the assignee expressly assumes all of Owner’s obligations hereunder in writing, and (iii) Owner (or its parent entity, if any) provides Contractor a written guarantee of the full and faithful performance of all assigned obligations, in form and substance reasonably acceptable to Contractor. 27.1.3 Contractor may, without the consent of Owner, assign this Agreement to a parent company or an affiliate of Contractor, provided that (i) Contractor provides Owner with prior written notice of such assignment, (ii) the assignee expressly assumes all of Contractor's obligations hereunder in writing, and (iii) Contractor (or its parent entity) provides Owner a written guarantee of the full and faithful performance of all assigned obligations, in form and substance reasonably acceptable to Owner. 27.2 In the event of any permitted assignment, the assignee shall expressly assume in writing all obligations of the assigning Party. Any assignment in violation of this provision shall be null and void. 28. Backcharges. 28.1 Contractor is not responsible for charges for material, labor, repairs, or alterations made by Owner or its other contractors unless such charges are expressly authorized by Contractor in writing. 29. Contractor’s Default, Lender Cure and Step-In Rights. 29.1 Contractor acknowledges that Owner may finance the Project and agrees that, upon request, it shall negotiate in good faith to enter into a customary direct agreement with Owner’s lenders (each such lender, a “Step-In Party”). 29.2 Prior to terminating this Agreement for Contractor default, Owner shall provide written notice to any lender designated by Owner, and such lender shall have the right, but not the obligation, to cure such default or to cause a qualified substitute contractor to assume Contractor’s obligations, within a reasonable cure period (“Step-In Rights”). 29.3 Contractor shall not unreasonably withhold consent to any Step-In Party exercise of Step-In Rights that preserves Contractor’s economic position. 30. Parent Guaranty. 30.1 [***] 30.2 [***] 30.3 The Parent Guaranty shall remain in effect until final completion of the Work and expiration of all warranty obligations. 31. Setoff.

Page 18 General Conditions 31.1 Owner may set off against amounts payable to Contractor any undisputed amounts owed by Contractor to Owner under this Agreement, including liquidated damages, warranty costs, or indemnification obligations. 32. Waiver. 32.1 No waiver by either Party of any of the provisions of this Agreement is effective unless explicitly set forth in writing identifying the matter to be waived and signed by waiving Party. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement operates, or may be construed, as a waiver thereof. No single or partial exercise of any right, remedy, power or privilege hereunder precludes any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. 33. Governing Law; Disputes. 33.1 All matters arising out of or relating to this Agreement are governed by and construed in accordance with the internal Laws of the State of Texas without giving effect to any choice or conflict of law provision or rule that would cause the application of the Laws of any jurisdiction other than those of the State of Texas. The United Nations Convention on Contracts for the International Sale of Equipment does not apply to this Agreement. 33.2 If a matter in dispute is not resolved by representatives of the Parties at the project level in the normal course of business, then either Party may upon written notice require that the dispute be referred to their respective executives. Within thirty (30) days, the Parties’ executives shall arrange an initial meeting in a time and manner as may be mutually agreed upon and as often thereafter as they may deem necessary in an attempt to resolve the dispute. If the dispute remains unresolved for sixty (60) days following the initial referral of said dispute to the Parties’ executives, then either Party may initiate mediation. If either Party intends to include an attorney in any meeting, it shall so notify the other Party reasonably in advance. All meetings, negotiations and communications pursuant to this Section 33.2 are confidential and will be treated as compromise and settlement negotiations for purposes of the Federal Rules of Evidence and applicable state rules of evidence. 33.3 Neither Party may commence formal legal proceedings unless the dispute remains unresolved for thirty (30) days following the initial mediation session except to preserve claims or causes of action that would otherwise be barred or limited due to the applicable statute of limitations or statute or repose. 33.4 Except as provided in Section3.5, any legal suit, action or proceeding arising out of or relating to this Agreement will be instituted only in the federal courts or the state courts located in the Southern District of the State of Texas, Houston Division, and each Party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. 33.5 Notwithstanding anything in Section 33.2 and Section 33.3 to the contrary, if the amount in dispute does not exceed, in the aggregate, [***], either Party may submit the matter to adjudication by an independent third party (the “Adjudicator”) providing notice to the other Party of such demand. Unless otherwise agreed by the Parties, the Adjudicator shall be a

Page 19 General Conditions mutually agreed-upon independent accountant or attorney who has relevant experience in comparable commercial disputes. Upon such demand made by a Party, the other Party hereto covenants and agrees to jointly submit the matter to the Adjudicator for determination as promptly as practicable. Each Party agrees to execute, if requested by the Adjudicator, a reasonable engagement letter with respect to the determination to be made by the Adjudicator. All fees and expenses relating to the work, if any, to be performed by the Adjudicator will be borne by each Party in proportion to its relative lack of success, as finally determined by the Adjudicator. Specifically, each Party will bear a percentage of the Adjudicator’s fees and expenses equal to (A) the aggregate dollar amount of the dispute (or portions of the dispute) decided adversely to that Party, divided by (B) the aggregate dollar amount of the dispute submitted to the Adjudicator (in each case, as finally determined by the Adjudicator). Except as provided in the preceding sentence, all other costs and expenses incurred by the Parties in connection with resolving any dispute hereunder before the Adjudicator will be borne by the Party incurring such cost and expense. The Adjudicator will determine only those issues in dispute and the Adjudicator’s determination will be based upon and consistent with the terms and conditions of this Agreement. The scope of the disputes to be resolved by the Adjudicator shall be based on the information presented, which shall be determined in accordance with this Agreement. In deciding any matter, the Adjudicator may not assign a value to any item greater than the greatest value for such item claimed by Owner or Contractor or less than the smallest value for such item claimed by Owner or Contractor. The Adjudicator will make its determination within forty-five (45) days after its engagement (which engagement will be made as promptly as practicable after the matter is referred to Adjudication, or as soon thereafter as possible and will be set forth in a written statement delivered to Owner and Contractor. The Adjudicator’s determination is subject to further review and appeal in accordance with this Article 33; provided however, that the Party that desires a review and appeal must provide notice of disagreement to the Adjudicator’s determination within ten (10) days after issuance of such determination whereupon either Party may submit the dispute for further resolution in accordance with this Article 33. If the dispute is submitted for further resolution in accordance with this Article 33, the matter will be reviewed de novo (i.e., without deference to the Adjudicator’s determination). The Parties shall abide by such determination pending the outcome of further resolution of the dispute in accordance with this Article 33. If no such notice of disagreement is provided that a Party desires a further review and appeal of the Adjudicator’s determination, the Adjudicator’s determination will be final, conclusive, non- appealable and binding for all purposes hereunder. 34. Export Control. 34.1 Each Party is subject to and shall comply with all applicable Laws regarding the import, export, re-export, purchase, sale, distribution, marketing, promotion, service, and representation of the Equipment and any other activities applicable to it under this Agreement, including but not limited to all executive orders, export, re-export and deemed export obligations, controls and restrictions, U.S. trade embargoes and economic sanctions regulations, statutory and regulatory requirements under the Arms Export Control Act (22 U.S.C. 1778), the International Traffic in

Page 20 General Conditions Arms Regulations (22 CFR parts 120 et seq.), the Export Administration Act of 1979 (P.L. 96- 72), the Export Administration Regulations (15 C.F.R. parts 730 et seq.) and associated executive orders, the laws implemented and administered by the Office of Foreign Assets Control, U.S. Department of Treasury, anti-boycott regulations administered by the U.S. Department of Commerce and the U.S. Department of the Treasury, and the equivalent laws in any other jurisdiction in which Contractor and Owner, and each of their respective parent companies, subsidiaries, affiliates, owners, officers, directors, employees and representatives (“Covered Group”) operate, as such now exist or as such may subsequently be enacted or amended (collectively, the “Export Control Laws”), and each Party agrees that its Covered Group will do nothing to cause such Party to violate such Export Control Laws. In that regard, each Party acknowledges the disclosure of any documents, data, commodities, software, technology, and/or other information (in tangible or intangible form) may be subject to export controls under Export Control Laws. Each Party agrees that its Covered Group will adhere to and comply with the terms, conditions, required procedures and documentation of any export license, permit, or other government authorization (collectively, “Export Authorization”) available or issued for delivery of the Equipment. Owner acknowledges that Contractor may in its absolute discretion refuse to provide Equipment to Owner should Contractor reasonably believe that any member of the Owner’s Covered Group may violate or may have violated the Export Control Laws or the provision of any Export Authorization or should any such Export Authorization be suspended or revoked. 34.2 In addition, this Agreement will automatically terminate if this transaction is prohibited under Export Control Laws. In the event of such termination and the rights and obligations of the Parties will otherwise be as if Owner terminated Contractor’s performance for Owner’s convenience under Article 16 (Termination), and unless otherwise permitted under Export Control Laws, Contractor will not be required to provide any deliverable to Owner. 35. Third Party Beneficiaries. 35.1 Except for rights and benefits explicitly conferred upon Contractor Group, this Agreement is for the sole benefit of the Parties and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or will confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. 36. Legal Effect. 36.1 If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. 37. Interpretation. 37.1 Words in this Agreement importing the singular also include the plural and vice versa, where the context requires. Words in this Agreement importing persons or parties include firms and

Page 21 General Conditions corporations having legal capacity. Reference in this Agreement to any or all of the requirements of this Agreement mean the requirements of the Agreement as they may be amended or revised in accordance with this Agreement. In this Agreement, the words “including” or “includes” or “include” mean “including without limitation,” “includes without limitation,” and “include without limitation.” Any headings in this Agreement are for ease of reference only and may not be used to construe or interpret the provisions of this Agreement. 38. Survival. 38.1 Provisions of this Agreement which by their nature should apply beyond their terms will remain in force after any termination or expiration of this Agreement. 39. Amendment. 39.1 This Agreement may only be amended or modified in a writing stating specifically that it amends this Agreement and is signed by an authorized representative of each Party. 40. Language. 40.1 The governing language of this Agreement is English, and all notices, requests, consents, claims, demands, waivers and other communications hereunder, must be in English. In the event of an error or discrepancy between different translations of a document, the English version shall control. [End of document.]